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
       Exhibit 11 - Statement Regarding Computation of Earnings Per Share

                                                                                 Years Ended December 31,
                                                                                 ------------------------
                                                                                1997           1996            1995
                                                                                ----           ----            ----
                                                                           (in millions, except per share data)
Basic Income (Loss) Per Share:
Weighted average common shares outstanding (in thousands)                       78,120         74,427          69,467
                                                                                ======         ======          ======

Income (loss) before extraordinary loss and cumulative effect                  $ 159.6        $(35.9)          $ 95.0
Dividends on 5% Cumulative Convertible Preferred Stock............               (4.3)          (4.3)           (4.3)
                                                                               -------        -------          ------
Income (loss) applicable to Common Shares.........................               155.3         (40.2)            90.7
Extraordinary loss on debt extinguishment.........................               (4.8)              -               -
Cumulative effect of accounting change............................                   -              -            22.0
                                                                               -------       --------          ------
   Net income (loss) applicable to Common Shares..................             $ 150.5        $(40.2)          $112.7
                                                                               =======        =======          ======

                           Per Share Amounts
Income (loss) before extraordinary loss and cumulative effect                   $ 1.99        $(0.54)          $ 1.31
Extraordinary loss on debt extinguishment.........................              (0.06)              -               -
Cumulative effect of accounting change............................                   -              -            0.31
                                                                               -------        -------          ------
   Net income (loss)..............................................              $ 1.93        $(0.54)          $ 1.62
                                                                                ======        =======          ======

Diluted Income (Loss) Per Share:

Weighted average common shares outstanding (in thousands)                       78,120         74,427          69,467
Net effect of dilutive stock options - based on the
   treasury stock method using the average market price...........                 985              -             546
Assumed conversion of 5% Cumulative Convertible Preferred
  Stock...........................................................               3,319              -           3,320
                                                                                ------        -------          ------
   Weighted average common equivalent shares......................              82,424         74,427          73,333
                                                                                ======         ======          ======

Income (loss) before extraordinary loss and cumulative effect                  $ 159.6        $(35.9)          $ 95.0
Dividends on cumulative convertible preferred stock...............                   -          (4.3)               -
                                                                               -------        -------          ------
Income (loss) applicable to Common Shares.........................               159.6         (40.2)            95.0
Extraordinary loss on debt extinguishment.........................               (4.8)              -               -
Cumulative effect of accounting change............................                   -              -            22.0
                                                                               -------        -------          ------
   Net income (loss) applicable to common equivalent shares.......             $ 154.8        $(40.2)          $117.0
                                                                               =======        =======          ======

                           Per Share Amounts
Income (loss) before extraordinary loss and cumulative effect                   $ 1.94        $(0.54)          $ 1.30
Extraordinary loss on debt extinguishment.........................              (0.06)              -               -
Cumulative effect of accounting change............................                   -              -            0.30
                                                                               -------        -------          ------
   Net income (loss)..............................................              $ 1.88        $(0.54)          $ 1.60
                                                                                ======        =======          ======
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